Exhibit 3.2.30

AMENDED AND RESTATED BYLAWS OF

NOR-TEX PUBLISHING, INC.

Adopted                     , 2010

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AMENDED AND RESTATED BYLAWS

ARTICLE I — MEETINGS OF SHAREHOLDERS

1.1 Place of Meetings. Meetings of shareholders of NOR-TEX PUBLISHING, INC. (the “Company”) shall be held at any place, within or outside the State of Texas, determined by the Company’s board of directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 6.002 of the Texas Business Organizations Code (the “TBOC”). In the absence of any such designation or determination, shareholders’ meetings shall be held at the Company’s principal executive office.

1.2 Annual Meeting. An annual meeting of shareholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shall not be required to hold an annual meeting of shareholders, provided that the shareholders are permitted to act by written consent under the Company’s certificate of formation and these bylaws and the shareholders take action by written consent instead of the annual meeting.

1.3 Special Meeting. A special meeting of the shareholders may be called at any time by the Board, Chairperson of the Board, President or Chief Executive Officer (in the absence of a President) or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i) be in writing;

(ii) specify the date and time of such meeting and contain a statement regarding the purpose or purposes of the meeting and if the meeting is held by means of remote communication, information on how to access the list of shareholders entitled to vote at the meeting; and

(iii) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

The officer(s) receiving the request shall cause notice to be promptly given to the shareholders entitled to vote at such meeting, in accordance with these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business maybe transacted at such special meeting other than the business specified in such notice to shareholders. Nothing contained in this paragraph of this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board may be held.

1.4 Notice of Shareholders’ Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the certificate of formation or these bylaws, the written notice of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.

1.5 Quorum. Except as otherwise provided by law, the certificate of formation or these bylaws, at each meeting of shareholders the holders of the majority of the shares entitled to vote at a meeting of the shareholders of a corporation that are present or represented by proxy at the meeting are a quorum for the consideration of a matter to be presented at that meeting. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of formation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the shareholders, then either (i) the chairperson of the meeting, or (ii) the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 1.6, until a quorum is present or represented.

1.6 Adjourned Meeting; Notice. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

1.7 Conduct of Business. Meetings of shareholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

1.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these bylaws, subject to Section 6.154 (relating to voting rights of administrators, executors, guardians, and conservators), Section 6.155 (relating to voting rights of receivers), Section 6.156 (relating to pledged interests), Section 6.251 (relating to voting trusts), and Section 6.252 (relating to voting agreements) of the TBOC.

Except as maybe otherwise provided in the certificate of formation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of capital stock held by such shareholder which has voting power upon the matter in question. Voting at meetings of shareholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in Section 7.2 of these bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder.

Except as otherwise required bylaw, the certificate of formation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Except as otherwise required by law, the certificate of formation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of formation or these bylaws.

1.9 Shareholder Action by Written Consent Without a Meeting.

(i) To the extent so provided in the TBOC and the certificate of formation, any action required by law to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present or represented and voted.

(ii) Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent delivered to the Company by delivery to its registered office, to its principal office or to an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. If a written consent is not solicited on behalf of the Company or its Board of Directors, it must be delivered to the Company by hand or certified or registered mail, return receipt requested to the Company’s registered office or principle executive office or place of business or the managerial official or agent of the Company having custody of the Company’s records of meetings of shareholders.

(iii) A photographic, photostatic, facsimile, or similarly reliable reproduction of a writing signed by a shareholder shall be regarded as signed by the shareholder for purposes of this section.

(iv) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

1.10 Record Date for Shareholder Notice; Voting; Giving Consents. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive a distribution other than a distribution involving a purchase or redemption by the Company of the stock of the Company, or any other proper purpose other than for determining the shareholders entitled to consent to action without a meeting of the shareholders, the Board may fix a record date, which record date shall not be earlier than the sixtieth (60th) day before the date the action requiring the determination of shareholders is taken.

In the case of determination of shareholders entitled to written consent to action without a meeting, the record date may not be:

(i) earlier than the date the Board adopts a resolution providing for the record date; or

(ii) more than ten (10) days after the date on which the Board adopts a resolution setting the record date.

If no record date is fixed by the Board, the record date shall be the date on which the notice of the meeting is mailed or otherwise sent.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided that the Board may fix a new record date for the adjourned meeting.

1.11 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 21.369 of the TBOC.

1.12 Shareholder Meeting List.

(i) Not later than the eleventh (11th) day before the date of each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof; arranged in alphabetical order, with the address of, and the type and number of shares held by each, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held by the shareholder; which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. In the event that the shareholder meeting is held by means of remote communication, the notice of such shareholder meeting must include information on how to access the list of shareholders entitled to vote at the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

(ii) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(iii) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period often (10) days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damages on account of such failure, to the extent of such damages. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these bylaws, the Company, but not such officer or agent, shall be liable to any shareholder suffering damages on account of such failure, to the extent of such damages.

ARTICLE II — DIRECTORS

2.1 Powers. The powers of the Company shall be exercised by or under authority of, and the business and affairs of the Company and all corporate powers shall be managed under the direction of the Board.

2.2 Number of Directors. The Board shall consist of one or more members, with the initial number of authorized directors being three (3). The authorized number of directors may be increased or decreased from time to time by resolution of the Board or as set forth in the certificate of formation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 2.4 of these bylaws, and subject to Sections 1.2 and 1.9 of these bylaws, directors shall be elected at each annual meeting of shareholders. Directors need not be shareholders unless so required by the certificate of formation or these bylaws. The certificate of formation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

2.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective on the date the notice is received by the Company unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Unless otherwise provided in the certificate of formation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of formation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, or, if no such director remains, by the affirmative vote of the holders of the outstanding shares of the class, series, or group.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Texas. Unless otherwise restricted by the certificate of formation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6 Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.7 Regular Meetings. Regular meetings of the Board may be held with or without notice at such time and at such place as shall from time to time be determined by the Board.

2.8 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

2.9 Quorum; Voting. At all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business, unless the certificate of formation, these bylaws, or the TBOC require otherwise. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of formation or these bylaws.

If the certificate of formation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

2.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of formation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of formation or these bylaws, the Board shall have the authority to fix the compensation of directors.

2.12 Removal of Directors. At any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Wherever the holders of any class or series of shares entitled to elect one or more directors by the provisions of the certificate of formation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of that class or series.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE III — COMMITTEES

3.1 Committees of Directors. The Board may designate from among its members one or more committees, each of which shall be comprised of one or more of its members. The Board may also designate one or more of its members as alternate members of any committee who may replace absent or disqualified members at any meeting of that committee, subject to any limitation imposed by the Board. Any such committee, to the extent provided in such resolution shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Code, in the certificate of formation or these bylaws.

3.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 2.5 (Place of Meetings; Meetings by Telephone);

(ii) Section 2.7 (Regular Meetings);

(iii) Section 2.8 (Special Meetings; Notice);

(iv) Section 2.9 (Quorum; Voting);

(v) Section 2.10 (Board Action by Written Consent Without a Meeting); and

(vi) Section 7.5 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of formation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of formation or these bylaws.

3.4 Subcommittees. Unless otherwise provided in the certificate of formation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV — OFFICERS

4.1 Officers. The officers of the Company shall be a President, Vice-President, Secretary and Treasurer. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

4.2 Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 4.3 of these bylaws.

4.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

4.4 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. Election or appointment of an officer shall not of itself create contract rights.

4.5 Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 4.3.

4.6 Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7 Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V — INDEMNIFICATION

5.1 Indemnification of Directors and Officers. Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if it is determined in accordance with Section 8.103 of the TBOC that: (i) such person acted in good faith, (ii) such person acted in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, (iii) the amount of expenses other than a judgment is reasonable, and (iv) indemnification should be paid. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

5.2 Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5.3 Indemnification of Others. Subject to the other provisions of this Article V, the Company shall have power to indemnify and advance expenses to its employees and agents to the extent not prohibited by the TBOC or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

5.4 Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses), provided that such written request meets all the requirements of Section 8.104 of the TBOC. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 5.5(ii) or 5.5(iii) prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5.7, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

5.5 Limitation on Indemnification. Subject to the requirements in Section 5.2 and the TBOC, the Company shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under Section 5.6 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

5.6 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article V is not paid by the Company or on its behalf within ninety (90) days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article V, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of Section 5.4.

5.7 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of formation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law.

5.8 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the TBOC.

5.9 Survival. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.10 Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

5.11 Certain Definitions. For purposes of this Article V, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article V.

ARTICLE VI — STOCK

6.1 Stock Certificates; Partly Paid Shares. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by the Chairperson of the Board or Vice-Chairperson of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued. Each certificate shall state on the face thereof (i) that the Company is organized under the laws of the state of Texas, (ii) the holder’s name, (iii) the number and class of shares and the designation of the series, if any, represented by the certificate, and (iv) the par value of such shares or a statement that such shares are without par value.

A certificate representing shares of stock of the Company subject to a restriction placed by or agreed to by the Company under the TBOC, or otherwise contained in the Company’s governing documents shall conspicuously state the restriction on the back of the certificate and conspicuously refer to that statement on the front of the certificate, or conspicuously state on the front or back of the certificate that a restriction exists pursuant to a specified document, and (i) that the Company, on written request to the Company’s principal place of business, will provide a free copy of the document to the holder of the certificate, or (ii) if the document has been filed in accordance with the TBOC, that the document is on file with the secretary of state and contains a complete statement of the restriction.

If shares of the Company’s stock are subject to a shareholders’ agreement, the existence of such agreement shall be noted conspicuously on the front or back of each certificate for outstanding shares or on the information statement required for uncertified shares required by Section 3.205 of the TBOC. Pursuant to Section 21.103 of the TBOC, such disclosure must include the sentence, “These shares are subject to the provisions of a shareholders’ agreement that may provide for management of the corporation in an manner different than in other corporations and may subject a shareholder to certain obligations or liabilities not otherwise imposed on shareholders in other corporations.” The failure to note the existence of a shareholders’ agreement on the certificate or information statement does not affect the validity of the agreement or an action taken pursuant to the agreement.

If shares of the Company’s stock are subject to a voting agreement, the existence of such agreement shall be noted conspicuously on the certificate representing such shares or in a notice sent to or on behalf of the Company in accordance with Section 3.205 of the TBOC, if the shares are not represented by a certificate.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 Special Designation on Certificates. If the Company is authorized to issue more than one class of stock or more than one series of any class, then designations, preferences, limitations, and relative rights, to the extent they have been determined, of each class of stock or series thereof and the authority of the governing authority to make those determinations as to subsequent series shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the information listed above is stated in the Company’s governing documents and that the Company will provide a free copy of that information to the record holder of the certificate. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 3.202 of the TBOC or with respect to this Section 6.2 a statement that the Company will furnish without charge to each shareholder who so requests the designations, preferences, limitations, and relative rights, to the extent they have been determined, of each class of stock or series thereof and the authority of the governing authority to make those determinations as to subsequent series, and any other information required by Sections 3.202 and 3.205 of the TBOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 Lost Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 Dividends. The Board, subject to any restrictions contained in the certificate of formation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of formation. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5 Stock Transfer Agreements; Restrictions. The Company shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such shareholders in any manner not prohibited by the TBOC.

6.6 Registered Shareholders. The Company:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

6.7 Transfers. Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1 Notice of Shareholder Meetings. Notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the Company’s records. An affidavit of the Secretary or an Assistant Secretary of the Company or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the TBOC, the certificate of formation or these bylaws, any notice to shareholders given by the Company under any provision of the TBOC, the certificate of formation or these bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. Any such consent shall be deemed revoked if: (a) the Company is unable to deliver by electronic transmission two (2) consecutive notices given by the Company in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number the shareholder provided for the purpose of receiving notice;

(ii) if by electronic mail, when directed to an electronic mail address the shareholder provided for the purpose of receiving notice;

(iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission consented to by the shareholder, when communicated to the shareholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Pursuant to Section 1.002(20-a) of the TBOC, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3 Notice to Shareholders Sharing an Address. Except as otherwise prohibited under the TBOC, without limiting the manner by which notice otherwise maybe given effectively to shareholders, any notice to shareholders given by the Company under the provisions of the TBOC, the certificate of formation or these bylaws, shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. Any shareholder who fails to object in writing to the Company, within sixty (60) days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the TBOC, the certificate of formation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the TBOC, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5 Waiver of Notice. Whenever notice is required to be given under any provision of the TBOC, the certificate of formation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of formation or these bylaws.

ARTICLE VIII — GENERAL MATTERS

8.1 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.2 Seal. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the TBOC shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX — AMENDMENTS

Unless otherwise provided by the certificate of formation or unless the shareholders in amending, adopting or repealing a particular bylaw provision expressly provide that the directors may not amend or repeal such provision, these bylaws may be altered, amended or repealed and new bylaws may be adopted by the directors at any meeting of the directors at which a quorum is present. Unless otherwise provided in the certificate of formation or by a bylaw provision by the shareholders as to all or some portion of these bylaws, the shareholders may amend, repeal, or adopt bylaws of the Company at any meeting of the shareholders, provided that notice of the meeting provided notice of the proposed bylaws provision even though the bylaws may also be amended repealed, or adopted by the directors.

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CERTIFICATION

I, Karole Morgan-Prager, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Amended and Restated Bylaws of Nor-Tex Publishing, Inc., adopted by its Board of Directors and sole stockholder as of February 1, 2010.

/s/ Karole Morgan-Prager
Karole Morgan-Prager
Secretary